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EXHIBIT 1

2nd Swing, Inc.
2,000,000 Shares Common Stock1

Placement Agency Agreement

                        , 2003

W.R. Hambrecht + Co., LLC
c/o W.R. Hambrecht + Co., LLC
539 Bryant Street
Suite 100
San Francisco, California 94107

Ladies and Gentlemen:

        Section 1.    Introductory.    2nd Swing, Inc. (the "Company") a Minnesota corporation, has an authorized capital stock consisting of 50,000,000 shares, $0.01 par value. As of            , 2003, 3,440,672 shares of Common Stock ("Common Stock") and no other equity securities of any class were outstanding. The Company proposes to issue and sell 2,000,000 shares (the "Firm Shares") of its authorized but unissued Common Stock to selected investors (collectively, the "Investors") at a purchase price of $            per share. The Company desires to engage you as its placement agent (the "Placement Agent") in connection with this offering. In addition, the Company proposes to grant to you an option to place up to 300,000 additional shares of Common Stock ("Option Shares") as provided in Section 4 hereof. The Firm Shares and, to the extent such option is exercised, the Option Shares, are hereinafter collectively referred to as the "Shares."

        The Company hereby confirms its agreements with the Placement Agent as follows:

        Section 2.    Representations and Warranties of the Company.    The Company represents and warrants to the Placement Agent that:

  (a)
  A registration statement on Form S-1 (File No. 333-                        ) and a related preliminary prospectus with respect to the Shares have been prepared and filed with the Securities and Exchange Commission ("Commission") by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1933 Act;" unless indicated to the contrary, all references herein to specific rules are rules promulgated under the 1933 Act); and the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. There have been or will promptly be delivered to you two signed copies of such registration statement and amendments, two copies of each exhibit filed therewith, and conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus or prospectuses and final forms of prospectus.

Plus an option to place up to 300,000 additional shares to cover overallotments.

    Such registration statement (as amended, if applicable) at the time it becomes effective and the prospectus constituting a part thereof (including the information, if any, deemed to be part thereof pursuant to Rule 430A(b) and/or Rule 434), as from time to time amended or supplemented, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Placement Agent by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement became or becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b)), the term Prospectus shall refer to such revised prospectus from and after the time it was provided to the Placement Agent for such use. If the Company elects to rely on Rule 434 of the 1933 Act, all references to "Prospectus" shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to the Placement Agent by the Company in accordance with Rule 434 of the 1933 Act ("Rule 434 Prospectus"). Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) ("Rule 462(b) Registration Statement") shall be deemed to be part of the "Registration Statement" as defined herein, and any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the "Prospectus," as defined herein, as appropriate. The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder are hereinafter collectively referred to as the "Exchange Act."

  (b)
  The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, and each preliminary prospectus has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and when the Registration Statement became or becomes effective, and at all times subsequent thereto, up to the First Closing Date or the Second Closing Date hereinafter defined, as the case may be, the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable, and the Prospectus and any amendments or supplements thereto, contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from any preliminary prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Placement Agent specifically for use in the preparation thereof.

  (c)
  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its place of incorporation, with full power and authority to own its properties and conduct its business as described in the Prospectus; the Company is duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in, each jurisdiction in which it owns or leases substantial properties, has an office, or in which it conducts substantial business (which jurisdictions are identified in Schedule B) and such qualification is required except in any such case where the failure to so qualify or be in good standing would not have a material adverse effect upon the Company; and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

  (d)
  The issued and outstanding shares of capital stock of the Company as set forth in the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the description thereof contained in the Prospectus. The Company does not own, directly or indirectly, any equity interest in any other corporation, partnership, limited liability company or other entity.

  (e)
  The Shares to be sold by the Company have been duly authorized and when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus.

  (f)
  The making and performance by the Company of this Agreement have been duly authorized by all necessary corporate action and will not violate any provision of the Company's articles of incorporation or bylaws and will not result in the breach, or be in contravention, of any provision of any material agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which the Company is a party or by which the Company or any of its property may be bound or affected, or any order, rule or regulation applicable to the Company of any court or regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties, or any order of any court or governmental agency or authority entered in any proceeding to which the Company was or is now a party or by which it is bound. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated herein, except for compliance with the 1933 Act and blue sky laws applicable to the public offering of the Shares by the Placement Agent and clearance of such offering with the National Association of Securities Dealers, Inc. ("NASD"). This Agreement has been duly executed and delivered by the Company.

  (g)
  The accountants who have expressed their opinions with respect to certain of the financial statements in the Registration Statement are independent accountants as required by the 1933 Act and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act").

  (h)
  The financial statements of the Company included in the Registration Statement present fairly the financial position of the Company as of the respective dates of such financial statements and the results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Prospectus. The financial information set forth in the Prospectus under "Selected Financial and Other Operating Data" presents fairly on the basis stated in the Prospectus, the information set forth therein.

    The pro forma information, if any, included in the Prospectus presents fairly the information shown therein, has been prepared in accordance with generally accepted accounting principles and the Commission's rules and guidelines with respect to pro forma information, has been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.

  (i)
  The Company is not in violation of its articles of incorporation or in default under any consent decree, or in default with respect to any material provision of any lease, loan agreement, franchise, license, permit or other contract obligation to which it is a party; and there does not exist any state of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, except for defaults which neither singly nor in the aggregate are material to the Company.

  (j)
  There are no material legal or governmental proceedings pending, or to the Company's knowledge, threatened to which the Company is or may be a party or of which material property owned or leased by the Company is or may be the subject, or related to environmental or discrimination matters that are not disclosed in the Prospectus or that question the validity of this Agreement or any action taken or to be taken pursuant hereto.

  (k)
  There are no holders of securities of the Company having rights to registration thereof or preemptive rights to purchase Common Stock.

  (l)
  The Company has good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements (or elsewhere in the Prospectus) or which are not material to the Company. The Company holds its leased properties that are material to the Company under valid and binding leases.

  (m)
  The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

  (n)
  Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as contemplated by the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in its condition (financial or otherwise) or results of operations nor any material change in their capital stock, short-term debt or long-term debt.

  (o)
  There is no material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

  (p)
  The Company owns and possesses all right, title and interest in and to, or has duly licensed from third parties, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights ("Trade Rights") material to the business of the Company. The Company has not received any notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights that has not been resolved or disposed of and the Company has not infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties, which infringement, misappropriation or conflict would have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company.

  (q)
  The conduct of the business of the Company is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company.

  (r)
  All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the 1933 Act and were duly registered with or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

  (s)
  The Company has filed all necessary federal and state income and franchise tax returns and has paid all taxes shown as due thereon, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its properties or assets that would or could be expected to have a material adverse affect upon the condition (financial or otherwise) or results of operations of the Company.

  (t)
  The Company has filed a registration statement pursuant to Section 12(b) of the Exchange Act to register the Common Stock thereunder, has filed an application to list the Shares on the American Stock Exchange, and has received notification that the listing has been approved, subject to notice of issuance or sale of the Shares, as the case may be.

  (u)
  The Company is not, and does not intend to conduct its business in a manner in which it would become, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended ("Investment Company Act").

  (v)
  The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act that are effective.

  (x)
  The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement and Prospectus.

        Section 3.    Representations and Warranties of the Placement Agent.    The Placement Agent represents and warrants to the Company that the information set forth (a) on the cover page of the Prospectus with respect to price, placement agent fee and terms of the offering and (b) in all paragraphs under "Plan of Distribution" in the Prospectus, except paragraphs [                        ] thereof, was furnished to the Company by and on behalf of the Placement Agent for use in connection with the preparation of the Registration Statement and is correct and complete in all material respects.

        Section 4.    Placement, Sale and Delivery of Shares.    On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Placement Agent agrees to act as the Company's exclusive placement agent, solely on a best efforts basis, in connection with the issuance and sale by the Company of the Shares to Investors. The Company shall pay to the Placement Agent for its services hereunder a fee equal to 6% of the gross sale proceeds from the sale of the Shares in the Offering (the "Placement Fee").

        Delivery of certificates for the Firm Shares shall be made at 10:00 a.m., New York City Time, on [    ], 2003, or at such time on such other date, as may be agreed upon by the Company and the Placement Agent (such date is hereinafter referred to as the "First Closing Date") at the offices of Moss & Barnett, P.A., 4800 Wells Fargo Center, 90 South 7th Street, Minneapolis, Minnesota. In the alternative, at the request of the Placement Agent, such delivery of the Firm Shares may be made through the facilities of The Depository Trust Company. The Placement Agent shall assist the Company by aggregating the payments of the Investors for the Firm Shares and forwarding the aggregate purchase price for the shares less the Placement Fee to the Company by wire transfer of same day funds. Such payment shall be made upon delivery of the Firm Shares. Certificates for the Firm Shares to be delivered to the Placement Agent shall be registered in the name or names and shall be in such denominations as the Placement Agent may identify at least two business days prior to the First Closing Date. Such certificates shall be made available to the Placement Agent for inspection on the business day preceding the First Closing Date. The number of Firm Shares to be delivered to the Investors may represent all or a portion of the aggregate number of Firm Shares to be offered. All actions taken on the First Closing Date shall be deemed to have occurred simultaneously. For purposes of clarity, the parties acknowledge that the Placement Agent is not hereby obligated to, nor in fact shall it, purchase any of the Shares.

        In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the Placement Agent to place up to an aggregate of 300,000 Option Shares, at the same purchase price per share and Placement Fee to be paid for the Firm Shares, for use solely in covering any overallotments made by the Placement Agent in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the date of the initial public offering upon notice by you to the Company setting forth the aggregate number of Option Shares as to which the Placement Agent is exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. Certificates for the Option Shares will be made available at the Company's expense for checking and packaging at 10:00 A.M., New York City Time, on the business day preceding the Second Closing Date. The manner of payment for and delivery of the Option Shares shall be the same as for the Firm Shares as specified in the preceding paragraph.

        Section 5.    Covenants of the Company.    The Company covenants and agrees that:

  (a)
  The Company will advise you promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise you promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any preliminary prospectus or of the Prospectus, or for additional information.

  (b)
  The Company will give you notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Placement Agent in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement became or becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) and any term sheet as contemplated by Rule 434) and will furnish you with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which you or counsel for the Placement Agent shall reasonably object.

  (c)
  If the Company elects to rely on Rule 434 of the 1933 Act, the Company will prepare a term sheet that complies with the requirements of Rule 434. If the Company elects not to rely on Rule 434, the Company will provide the Placement Agent with copies of the form of prospectus, in such numbers as the Placement Agent may reasonably request, and file with the Commission such prospectus in accordance with Rule 424(b) of the 1933 Act by the close of business in New York City on the second business day immediately succeeding the date on which the Registration Statement becomes effective. If the Company elects to rely on Rule 434, the Company will provide the Placement Agent with copies of the form of Rule 434 Prospectus, in such numbers as the Placement Agent may reasonably request, by the close of business in New York City on the business day immediately succeeding the date on which the Registration Statement becomes effective.

  (d)
  If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements thereto and including any revised prospectus which the Company proposes for use by the Placement Agent in connection with the offering of the Shares which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the 1933 Act, the Company promptly will advise you thereof and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; and, in case the Placement Agent is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company upon request, but at the expense of such Placement Agent, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.

  (e)
  The Company will not, prior to the earlier of the Second Closing Date or termination or expiration of the related option, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Prospectus.

  (f)
  The Company will not acquire any capital stock of the Company prior to the earlier of the Second Closing Date or termination or expiration of the related option nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to shareholders of record on a date prior to the earlier of the Second Closing Date or termination or expiration of the related option, except in either case as contemplated by the Prospectus.

  (g)
  Not later than [            ], 2004 the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the 1933 Act.

  (h)
  During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by you or any dealer, the Company will furnish to you at its expense, subject to the provisions of subsection (d) hereof, copies of the Registration Statement, the Prospectus, each preliminary prospectus and all amendments and supplements to any such documents, in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the 1933 Act.

  (i)
  The Company will cooperate with the Placement Agent in qualifying or registering the Shares for sale under the blue sky laws of such jurisdictions as you designate and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

  (j)
  During the period of five years hereafter, the Company will furnish you with a copy (i) as soon as practicable after the release thereof, of each material press release in respect of the Company and (ii) as soon as available, of each report of the Company mailed to shareholders.

  (k)
  The Company will use the net proceeds received by it from the sale of the Shares being sold by it in the manner specified in the Prospectus.

  (l)
  If, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A and/or Rule 434, then immediately following the effectiveness of the Registration Statement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A, Rule 424(b) and/or

    Rule 434, copies of an amended Prospectus, or, if required by such Rule 430A and/or Rule 434, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted. If required, the Company will prepare and file, or transmit for filing, a Rule 462(b) Registration Statement not later than the date on which the Registration Statement becomes effective. If a Rule 462(b) Registration Statement is filed, the Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111.

  (m)
  The Company will comply with all registration, filing and reporting requirements of the Exchange Act and the American Stock Exchange and will file with the Commission in a timely manner all reports regarding the use of proceeds required by Rule 463.

  (n)
  The Company agrees not to sell, contract to sell or otherwise dispose of any Common Stock or securities convertible into Common Stock (except Common Stock issued pursuant to currently outstanding options, warrants or convertible securities) for a period of 180 days after this Agreement becomes effective without the prior written consent of the Placement Agent. The Company has obtained similar agreements from each of its officers and directors and any holder of at least [    ]% of its outstanding equity.

        Section 6.    Payment of Expenses.    Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Company agrees to pay (i) all costs, fees and expenses (other than legal fees and disbursements of counsel for the Placement Agent and the expenses incurred by the Placement Agent) incurred in connection with the performance of the Company's obligations hereunder, including without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company's independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution of the Registration Statement, each preliminary prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, (ii) all costs, fees and expenses (including legal fees of counsel for the Placement Agent) incurred by the Placement Agent in connection with qualifying or registering all or any part of the Shares for offer and sale under blue sky laws, including the preparation of a blue sky memorandum relating to the Shares, and clearance of such offering with the NASD; and (iii) all fees and expenses of the Company's transfer agent, printing of the certificates for the Shares and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the Placement Agent.

        Section 7.    Conditions of the Obligations of the Placement Agent.    The obligations of the Placement Agent to place the Firm Shares on the First Closing Date and the Option Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

  (a)
  The Registration Statement shall have become effective either prior to the execution of this Agreement or not later than 2:00 P.M., New York City Time, on the first full business day after the date of this Agreement, or such later time as shall have been consented to by you but in no event later than 2:00 P.M., New York City Time, on the third full business day following the date hereof; and prior to the First Closing Date or the Second Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission. If the Company has elected to rely upon Rule 430A and/or Rule 434, the information concerning the initial public offering price of the Shares and price-related information shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed period and the Company will provide evidence satisfactory to the Placement Agent of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430A and 424(b)). If a Rule 462(b) Registration Statement is required, such Registration Statement shall have been transmitted to the Commission for filing and become effective within the prescribed time period and, prior to the First Closing Date, the Company shall have provided evidence of such filing and effectiveness in accordance with Rule 462(b).

  (b)
  The Shares shall have been qualified for sale under the blue sky laws of such states as shall have been specified by the Placement Agent.

  (c)
  The legality and sufficiency of the authorization, issuance and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements) shall have been approved by counsel for the Placement Agent exercising reasonable judgment.

  (d)
  You shall not have advised the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact that, in the opinion of counsel for the Placement Agent, is material or omits to state a fact that, in the opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

  (e)
  Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company, whether or not arising in the ordinary course of business, which, in the judgment of the Placement Agent, makes it impractical or inadvisable to proceed with the public offering or placement of the Shares as contemplated hereby.

  (f)
  There shall have been furnished to you on the First Closing Date or the Second Closing Date, as the case may be, except as otherwise expressly provided below:

  (i)
  An opinion of Moss & Barnett, P.A., counsel for the Company, addressed to the Placement Agent and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

  (1)
  the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company has been duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in, each of the jurisdictions specified in Schedule B, except where the failure so to qualify would not have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company;

  (2)
  the authorized capital stock of the Company, of which there is outstanding the amount set forth in the Registration Statement and Prospectus (except for subsequent issuances, if any, pursuant to stock options or other rights referred to in the Prospectus), conforms as to legal matters in all material respects to the description thereof in the Registration Statement and Prospectus;

  (3)
  the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable;

      (4)
      the certificates for the Shares to be delivered hereunder are in due and proper form, and when duly countersigned by the Company's transfer agent and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable;

      (5)
      the Registration Statement has become effective under the 1933 Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, and the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable), the Prospectus and each amendment or supplement thereto (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act;

      (6)
      such counsel have no reason to believe that either the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable) or the Prospectus, or the Registration Statement or the Prospectus as amended or supplemented (except as aforesaid), as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as amended or supplemented, if applicable, as of the First Closing Date or the Second Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, that such counsel need not express any opinion as to the financial statements or other statistical or financial data included in the Registration Statement or Prospectus;

      (7)
      the statements in the Registration Statement and the Prospectus, as amended or supplemented, summarizing statutes, rules and regulations are accurate and fairly and correctly present the information required to be presented by the 1933 Act or the rules and regulations thereunder, in all material respects and such counsel does not know of any statutes, rules and regulations required to be described or referred to in the Registration Statement or the Prospectus that are not described or referred to therein as required; and such counsel does not know of any legal or governmental proceedings pending or threatened required to be described in the Prospectus that are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed, as required;

      (8)
      the statements under the captions "Management—2000 Stock Compensation Plan," "Management—Stock Option Plan for Nonemployee Directors," "Certain Relationships and Related Transactions," "Description of Capital Stock" and "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information called for with respect to such documents and matters;

      (9)
      this Agreement and the performance of the Company's obligations hereunder have been duly authorized by all necessary corporate action and this Agreement has been duly executed and delivered by and on behalf of the Company, and is a legal, valid and binding agreement of the Company, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except as to those provisions relating to indemnities for liabilities arising under the 1933 Act as to which no opinion need be expressed; and no approval, authorization or consent of any public board, agency, or instrumentality of the United States or of any state or other jurisdiction is necessary in connection with the issue or sale of the Shares by the Company pursuant to this Agreement (other than under the 1933 Act, applicable blue sky laws and the rules of the NASD) or the consummation by the Company of any other transactions contemplated hereby;

      (10)
      the execution and performance of this Agreement will not contravene any of the provisions of, or result in a default under, any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument known to such counsel, of the Company or by which any of its property is bound and which contravention or default would be material to the Company; or violate any of the provisions of the articles of incorporation or bylaws of the Company or, so far as is known to such counsel, violate any statute, order, rule or regulation of any regulatory or governmental body having jurisdiction over the Company;

      (11)
      to such counsel's knowledge, based solely on certificates of responsible officers of the Company as to the facts concerning such offers and sales, all offers and sales of the Company's capital stock since September 30, 1999 were at all relevant times exempt from the registration requirements of the 1933 Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws;

      (12)
      the Company is not an "investment company" or a person "controlled by" an "investment company" within the meaning of the Investment Company Act.

      In rendering such opinion, such counsel may state that they are relying upon the certificate of Wells Fargo Shareowner Services, the transfer agent for the Common Stock, as to the number of shares of Common Stock at any time or times outstanding, and that insofar as their opinion under clause (6) above relates to the accuracy and completeness of the Prospectus and Registration Statement, it is based upon a general review with the Company's representatives and independent accountants of the information contained therein, without independent verification by such counsel of the accuracy or completeness of such information. Such counsel may also rely upon the opinions of other competent counsel and, as to factual matters, on certificates of officers of the Company and of state officials, in which case their opinion is to state that they are so doing and copies of said opinions or certificates are to be attached to the opinion unless said opinions or certificates (or, in the case of certificates, the information therein) have been furnished to the Placement Agent in other form.

    (ii)
    Such opinion or opinions of Sidley Austin Brown & Wood LLP, counsel for the Placement Agent, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Shares to be sold by the Company, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

    (iii)
    A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

    (1)
    the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

    (2)
    the Commission has not issued an order preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

      The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1) and (2) of this subparagraph to be set forth in said certificate.

    (iv)
    At the time the effectiveness of the Registration Statement and also on the First Closing Date or the Second Closing Date, as the case may be, there shall be delivered to you a letter addressed to you from each of Ernst & Young LLP and Silverman Olson Thorvilson & Kaufmann LTD, independent accountants, the first one to be dated the date of the effectiveness of the Registration Statement, the second one to be dated the First Closing Date and the third one (in the event of a second closing) to be dated the Second Closing Date, to the effect set forth in Schedule A. There shall not have been any change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Placement Agent to proceed with the public offering or placement of the Shares as contemplated hereby.

    (v)
    A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, verifying the truth and accuracy of any statistical or financial figure included in the Prospectus which has not been otherwise verified by the letters referred to in clause (iv) above, such verification to include the provision of documentary evidence supporting any such statistical or financial figure

    (vi)
    Such further certificates and documents as you may reasonably request.

        All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Sidley Austin Brown & Wood LLP, counsel for the Placement Agent, which approval shall not be unreasonably withheld. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

        If any condition to the Placement Agent's obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company without liability on the part of Placement Agent or the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof.

        Section 8.    Reimbursement of Placement Agent's Expenses.    If the sale to the Placement Agent of the Shares on the First Closing Date is not consummated because any condition of the Placement Agent's obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of the Placement Agent, the Company agrees to reimburse the Placement Agent upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by it in connection with the proposed placement of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 6 and Section 10 shall at all times be effective and shall apply.

        Section 9.    ]Effectiveness of Registration Statement.    You and the Company will use your and its best efforts to cause the Registration Statement to become effective, if it has not yet become effective, and to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

        Section 10.    Indemnification.    (a) The Company agrees to indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Placement Agent or such controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A and/or Rule 434, if applicable, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Placement Agent and each such controlling person for any legal or other expenses reasonably incurred by the Placement Agent or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information described in Section 3 of this Agreement furnished to the Company by or on behalf of the Placement Agent; or (ii) if such statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus and (1) any such loss, claim, damage or liability suffered or incurred by the Placement Agent (or any person who controls the Placement Agent) resulted from an action, claim or suit by any person who purchased Shares which are the subject thereof in the offering and (2) the Placement Agent failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the 1933 Act. In addition to its other obligations under this Section 10(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 10(a), it will reimburse the Placement Agent on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Placement Agent for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

  (b)
  The Placement Agent will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer or controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Placement Agent), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with the information described in Section 3 of this Agreement furnished to the Company by or on behalf of the Placement Agent, and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to its other obligations under this Section 10(b), the Placement Agent agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 10(b), it will reimburse the Company on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Placement Agent's obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Placement Agent may otherwise have.

  (c)
  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

  (d)
  If the indemnification provided for in this Section is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Placement Agent from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Placement Agent in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and the Placement Agent shall be deemed to be in the same proportions, in the case of the Company, as the total price paid to the Company for the Shares by the Placement Agent (net of the placement agent fee but before deducting expenses), and, in the case of the Placement Agent, as the placement agent fee received by the Placement Agent, in each case as contemplated by the Prospectus. The relative fault of the Company and the Placement Agent shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

    The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 10(d), the Placement Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares placed by it and distributed to the public were offered to the public exceeds the amount of any damages which the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

  (e)
  The provisions of this Section shall survive any termination of this Agreement.

        Section 11.    Effective Date.    This Agreement shall become effective immediately as to Sections 6, 8, 10 and 12 and as to all other provisions at 10:00 A.M., New York City Time, on the day following the date upon which the Registration Statement becomes effective; but this Agreement shall nevertheless become effective at such earlier time after the effectiveness of the Registration Statement as you may determine on and by notice to the Company or by release of any Shares for sale to the public. For the purposes of this Section, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of telegrams (i) advising that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first.

        Section 12.    Termination.    Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

  (a)
  This Agreement may be terminated by the Company by notice to you or by you by notice to the Company at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company to the Placement Agent (except for the expenses to be paid or reimbursed pursuant to Section 6 hereof and except to the extent provided in Section 10 hereof) or of the Placement Agent to the Company.

  (b)
  This Agreement may also be terminated by you prior to the First Closing Date, and the option referred to in Section 4, if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) trading in securities on the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange shall have been suspended or minimum prices shall have been established on such exchange or market, or (ii) a banking moratorium shall have been declared by California, New York, or United States authorities, or (iii) there shall have been any change in financial markets or in political, economic or financial conditions which, in the opinion of the Placement Agent, either renders it impracticable or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus or materially and adversely affects the market for the Shares, or (iv) there shall have been an outbreak of major armed hostilities between the United States and any foreign power or terrorist organization which in the opinion of the Placement Agent makes it impractical or inadvisable to offer or sell the Shares. Any termination pursuant to this paragraph (b) shall be without liability on the part of the Placement Agent to the Company or on the part of the Company to the Placement Agent (except for expenses to be paid or reimbursed pursuant to Section 6(ii) hereof and except to the extent provided in Section 10 hereof).

        Section 13.    Representations and Indemnities to Survive Delivery.    The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent or the Company or any of their respective partners, principals, members, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares placed hereunder.

        Section 14.    Notices.    All communications hereunder will be in writing and, if sent to the Placement Agent will be mailed, delivered or telegraphed and confirmed to you c/o W.R. Hambrecht + Co., LLC, 539 Bryant Street, Suite 100, San Francisco, California 94107, with a copy to Larry A. Barden c/o Sidley Austin Brown & Wood LLP, Bank One Plaza, Chicago, Illinois 60603; and if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at its corporate headquarters with a copy to Deanne M. Greco c/o Moss & Barnett, P.A., 4800 Wells Fargo Center, 90 South 7th Street, Minneapolis, Minnesota 55402.

        Section 15.    Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 10, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from the Company merely by reason of such purchase.

        Section 16.    Partial Unenforceability.    If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

        Section 17.    Applicable Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and the Placement Agent, all in accordance with its terms.

Very truly yours, 2nd Swing, Inc.
	By:	Stanley A. Bodine Chief Executive Officer
The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
W.R. Hambrecht + Co., LLC
By
Principal

SCHEDULE A

        Comfort Letter of Ernst & Young LLP and Silverman, Olson, Thorvilson & Kaufmann LTD

(1)
They are independent public accountants with respect to the Company within the meaning of the 1933 Act.

(2)
In their opinion the financial statements of the Company included in the Registration Statement and the financial statements of the Company from which the information presented under the caption "Selected Financial and Other Operating Data" has been derived which are stated therein to have been examined by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act.

(3)
On the basis of specified procedures (but not an examination in accordance with generally accepted auditing standards), including inquiries of certain officers of the Company responsible for financial and accounting matters as to transactions and events subsequent to                        ,             , a reading of minutes of meetings of the shareholders and directors of the Company since                        ,            , a reading of the latest available interim unaudited financial statements of the Company (with an indication of the date thereof) and other procedures as specified in such letter, nothing came to their attention which caused them to believe that (i) the unaudited financial statements of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or that such unaudited financial statements are not fairly presented in accordance with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, (ii) the pro forma information of the Company included in the Registration Statement does not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or that such pro forma information is not fairly presented in accordance with generally accepted accounting principles or that the assumptions used in the preparation thereof are not reasonable and the adjustments used therein are not appropriate under the circumstances; and (iii) at a specified date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there was any change in the capital stock or long-term debt or short-term debt (other than normal payments) of the Company or any decrease in net current assets or shareholders' equity as compared with amounts shown on the latest unaudited balance sheet of the Company included in the Registration Statement or for the period from the date of such balance sheet to a date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there were any decreases, as compared with the corresponding period of the prior year, in net sales, income before income taxes or in the total or per share amounts of net income except, in all instances, for changes or decreases which the Prospectus discloses have occurred or may occur or which are set forth in such letter.

(4)
They have carried out specified procedures, which have been agreed to by the Placement Agent, with respect to certain information in the Prospectus specified by the Placement Agent, and on the basis of such procedures, they have found such information to be in agreement with the general accounting records of the Company.

SCHEDULE B

FOREIGN QUALIFICATIONS

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2 nd Swing, Inc. 2,000,000 Shares Common Stock1
Placement Agency Agreement
SCHEDULE A
SCHEDULE B
FOREIGN QUALIFICATIONS